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                                                                   EXHIBIT 10.16

                         PACIFICARE HEALTH SYSTEMS, INC.
                     FORM OF RESTRICTED STOCK GRANT NOTICE
                      AND RESTRICTED STOCK GRANT AGREEMENT
                          UNDER THE 2000 EMPLOYEE PLAN

PACIFICARE HEALTH SYSTEMS, INC. ("PacifiCare"), pursuant to its 2000 Employee Plan (the "Plan"), hereby awards to the Employee as a restricted stock award the number of shares of PacifiCare's Common Stock set forth below (the "Shares"). This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice (this "Grant Notice") and in the Restricted Stock Grant Agreement (and any attachments thereto) and the Plan, each of which is incorporated herein in its entirety.

Employee:                               _______________________________
Date of Grant:                          _______________________________
Vesting Commencement Date:              _______________________________
Number of Shares:                       _______________________________


VESTING SCHEDULE:  The Shares shall vest in periodic installments as follows:

o 1/3rd of the Shares shall vest on the second anniversary of the Date of Grant,

o 1/3rd of the Shares shall vest on the third anniversary of the Date of Grant, and

o 1/3rd of the Shares shall vest on the fourth anniversary of the Date of Grant.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Employee acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Grant Agreement and the Plan. The Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Grant Agreement (and attachments thereto) and the Plan set forth the entire understanding between the Employee and PacifiCare regarding the grant of restricted stock pursuant to this Grant
Notice:

        IN WITNESS WHEREOF, this Grant Notice has been executed and delivered by the parties hereto.


                                             PACIFICARE HEALTH SYSTEMS, INC.

                                             By:
                                                --------------------------------


--------------------------------------
Employee


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        Address

Social Security Number:


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ATTACHMENT: Restricted Stock Grant Agreement




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                        PACIFICARE HEALTH SYSTEMS, INC.
                    FORM OF RESTRICTED STOCK GRANT AGREEMENT
                          UNDER THE 2000 EMPLOYEE PLAN

        Pursuant to the terms of the Restricted Stock Grant Notice (the "Grant Notice") and this Restricted Stock Agreement (collectively, this "Agreement"), PacifiCare Health Systems, Inc., a Delaware corporation ("PacifiCare"), grants to the individual identified in the Grant Notice (the "Employee") shares of PacifiCare's Common Stock under the following terms and conditions:

        a. PacifiCare's management has implemented a long-term incentive program by granting shares of restricted stock to certain employees;

        b. The restricted stock to be used for this long-term incentive will be granted pursuant to the 2000 Employee Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement;

        c. PacifiCare has determined that it would be to the advantage and best interest of PacifiCare and its stockholders to grant the shares provided for herein to the Employee as an inducement to remain in the service of PacifiCare or its Subsidiaries and as an incentive for increased efforts during such service; and

        d. Any capitalized terms used throughout this Agreement, which are not defined elsewhere herein, shall have the meanings ascribed to them in Section 1 of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

Section 1.1 - Chief Financial Officer

        "Chief Financial Officer" shall mean the Chief Financial Officer of PacifiCare.

Section 1.2 - Code

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

Section 1.3 - Committee

        "Committee" shall mean the Compensation Committee of PacifiCare's Board of Directors.

Section 1.4 - Common Stock

        "Common Stock" shall mean the Common Stock, par value $.01 per share, of PacifiCare.

Section 1.5 - Date of Grant

        "Date of Grant" shall mean the date set forth in the Grant Notice.

Section 1.6 - Plan

        "Plan" shall mean the 2000 Employee Plan.


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Section 1.7 - President

        "President" shall mean the President of PacifiCare.

Section 1.8 - Pronouns

        The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.9 - Shares

        "Shares" shall mean the shares of Common Stock granted to the Employee under this Agreement.

Section 1.10 - Stock Unit Plan

        "Stock Unit Plan" shall mean the Third Amended and Restated Stock Unit Deferred Compensation Plan, as amended.

Section 1.11 - Subsidiary

        "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with PacifiCare if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.12 - Termination of Employment

        "Termination of Employment" shall mean (a) the time when the Employee ceases to be an employee or officer of PacifiCare or a Subsidiary for any reason, including, but not limited to, a termination by resignation, discharge, death or retirement, or if the Employee is a consultant, the time when the Employee is no longer retained by PacifiCare or any Subsidiary of PacifiCare in any capacity whatsoever, but excluding terminations where there is a simultaneous re-employment or re-appointment of the Employee as an employee or officer by PacifiCare or a Subsidiary, or (b) with respect to an Employee who is an employee or officer of a Subsidiary, the time when such Subsidiary ceases to be a Subsidiary of PacifiCare. The Committee, in its absolute discretion, shall have the power to determine the effect of all matters and questions relating to Termination of Employment, including, but not limited to, the question of whether a Termination of Employment resulted from a discharge for good cause, and whether particular leaves of absence constitute Terminations of Employment.

                                   ARTICLE II
                                 GRANT OF SHARES

Section 2.1 - Grant of Shares

        On the terms and conditions set forth in this Agreement, PacifiCare agrees to grant to the Employee, and the Employee agrees to receive from PacifiCare, the number of Shares set forth in the Grant Notice.

Section 2.2 - Consideration

The Employee is receiving the Shares in consideration of past services rendered during the Employee's employment with PacifiCare, so no payment is required from the Employee for the Shares; provided however, that if the Employee is receiving the Shares in connection with the Employee's initial employment, the Employee shall pay PacifiCare an amount equal to the aggregate par value of the Shares.


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Section 2.3 - Rights as a Stockholder

        Unless the receipt of the Shares is deferred pursuant to Article IV, upon the Date of Grant, the Employee shall have all rights as a stockholder of PacifiCare, including without limitation the right to vote the Shares. If the Shares do not vest and are forfeited, the Employee will lose any and all rights as a stockholder with respect to the forfeited Shares.

Section 2.4 - Escrow

        Upon the Date of Grant, the certificates for the Shares not deferred pursuant to Article IV (the "Non-Deferred Shares") shall be deposited in escrow with PacifiCare or an agent acting on behalf of PacifiCare to be held in accordance with the provisions of this Agreement. Any new, substituted or additional securities or other property described in Section 2.6 below shall immediately be delivered to PacifiCare or its agent to be held in escrow until vesting of the Non-Deferred Shares. All regular cash dividends, if any, on the Non-Deferred Shares (or other securities at the time held in escrow) shall be paid directly to the Employee and shall not be held in escrow. The Non-Deferred Shares shall be released from escrow to the Employee within thirty (30) days upon vesting of the Non-Deferred Shares as provided in Section 3.2 of this Agreement, together with any other assets or securities held in escrow hereunder. If the Non-Deferred Shares do not vest as provided herein, the Non-Deferred Shares shall be surrendered to PacifiCare for cancellation.

Section 2.5 - No Retention Rights

        Nothing in this Agreement or in the Plan shall confer upon the Employee a right to continue in the employ of PacifiCare or any Subsidiary or shall interfere with or restrict in any way the rights of PacifiCare and its Subsidiaries, which are hereby expressly reserved, to discharge the Employee.

Section 2.6 - Additional Shares or Substituted Securities

        In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of PacifiCare, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, or in the event of extraordinary cash or non-cash dividends being declared with respect to the outstanding shares of Common Stock or other similar transactions, proportionate adjustments shall be made to the Shares by the Committee.

                                  ARTICLE III
                          VESTING; RISKS OF FORFEITURE

Section 3.1 - Risk of Forfeiture

        The Shares shall initially be restricted Shares and shall be subject to the risk of forfeiture. Upon an Employee's Termination of Employment for any reason, except death or Disability, prior to the vesting of the Shares, such Employee shall lose all rights to any and all unvested Shares.

Section 3.2 - Vesting of Shares

        Subject to Sections 3.1 and 3.3, beneficial ownership of the Shares shall vest on the date or dates set forth in the Grant Notice (each, a "Vesting Date").

Section 3.3 - Acceleration of Vesting

        (a) Notwithstanding anything to the contrary in Section 3.2 hereof or any provisions in the Plan, the Employee acknowledges and agrees that instead of such contrary provisions, beneficial ownership of all of the Shares shall vest immediately upon the first to occur of the following events:


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            (i)     Employee's death;

           (ii)     Employee's Disability (as defined in Section 3.3(b) below);
                    or

          (iii) The effective date of a "Change of Control" (as defined below in Section 3.3(c) ).


        (b) For purposes of this Section 3.3, "Disability" shall mean a medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months and which renders the Employee substantially unable to function as an officer or employee of PacifiCare or a Subsidiary.

        (c) Notwithstanding anything to the contrary contained in Section 8.2 of the Plan or any other provision thereof, the Employee acknowledges and agrees that instead of such contrary provisions, for purposes of this Section 3.3, the term "Change of Control" shall mean the occurrence of any of the following:

            (i) the acquisition by any Person (as hereinafter defined) of Beneficial Ownership (as hereinafter defined) of 20% or more of the outstanding common stock of PacifiCare (the "Outstanding PacifiCare Stock"), provided that, for purposes of this Subsection 3.3(c)(i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition by PacifiCare, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PacifiCare or any Person that controls, is controlled by or is under common control with, PacifiCare or (III) a Non-Qualifying Business Combination (as hereinafter defined); or

            (ii) individuals who, as of December 17, 2003 or such subsequent date as the Board may determine from time to time to be applicable for this Change of Control definition (the "Base Date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this Subsection 3.3(c)(ii), any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by PacifiCare's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of PacifiCare or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership of the Outstanding PacifiCare Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns PacifiCare or all or substantially all of PacifiCare's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding PacifiCare Stock (a Business Combination that satisfies this exception shall be deemed to be a "Non-Qualifying Business Combination"); or

            (iv) approval by the stockholders of PacifiCare of a complete liquidation or dissolution of PacifiCare; or

            (v) the consummation of any other transaction involving a significant issuance of PacifiCare's securities, a change in the composition of the Board or other material event that the Board determines to be a Change of Control for purposes of this section.

               Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred if (1) the Employee is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, or (2) the Employee acquires a two percent (2%) or more equity


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interest in the entity which ultimately acquires PacifiCare pursuant to the transaction described in clause (1), above.

        For purposes of this definition, "Person" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) or any other entity, and "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

        (d) By a resolution adopted after the Shares are granted, the Committee may in its absolute discretion, on such terms and conditions as it may determine to be appropriate and subject to Section 3.1, accelerate the time at which the Shares or any portion thereof shall vest.

        (e) The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with a Change in Control and acceleration of vesting, including, without limitation, provisions to ensure that any such acceleration shall be conditioned upon the consummation of the contemplated corporate transaction. All such determinations by the Committee shall be conclusive.

                                   ARTICLE IV
                          DEFERRAL OF RECEIPT OF SHARES

Section 4.1 - Eligibility

        Only those employees who have the title of Vice President or above or who have a salary grade of X14 or above are eligible to defer the receipt of their Shares.

Section 4.2 - Deferral of the Shares

        Under the terms of the Stock Unit Plan, any employee who has the title of Vice President or who has a salary grade of X14 may elect to defer receipt of all or a portion of his or her Shares and any employee who has the title of Senior Vice President or above or who has a salary grade of X15 or above is required to defer receipt of all of his or her Shares.

Section 4.3 - Conversion of Shares into Stock Units

        Upon the deferral of receipt of all or a portion of the Shares, the Shares deferred will be converted into an equal number of restricted stock units (the "Restricted Stock Units"). Upon conversion of the Shares into Restricted Stock Units, the Restricted Stock Units will be subject to the terms and conditions of the Stock Unit Plan. The number of Restricted Stock Units shall be credited to an account established under the Stock Unit Plan for Employee. The Stock Units shall have the same vesting schedule as the Shares as provided in
Section 3.2. If the Stock Units do not vest, the unvested Stock Units will be surrendered to PacifiCare for cancellation pursuant to the terms of the Stock Unit Plan.

                                   ARTICLE V
                                  MISCELLANEOUS

Section 5.1 - Shares Granted Under The Plan

        The Shares will be granted under the Plan and the Non-Deferred Shares will be governed by the terms of the Plan.

Section 5.2 - Administration

        The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good


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faith shall be final and binding upon the Employee, PacifiCare and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Non-Deferred Shares.

Section 5.3 - Non-Deferred Shares Not Transferable

        Prior to the applicable Vesting Date, none of the Non-Deferred Shares, nor any interest or right therein or part thereof, may be transferred, alienated, pledged, encumbered, assigned or otherwise disposed of by Employee, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.3 shall not prevent transfers by will, by qualified domestic relations order or by the applicable laws of descent and distribution.

Section 5.4 - Notices

        Any notice to be given under the terms of this Agreement to PacifiCare shall be addressed to PacifiCare in care of its President or Chief Financial Officer and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed PacifiCare of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5 - Withholding

        Employee may satisfy any federal, state or local tax withholding obligation relating to the vesting of any Non-Deferred Shares by any of the following means (in addition to PacifiCare's right to withhold from any compensation paid to Employee by PacifiCare) or by a combination of such means:
(i) tendering a cash payment; (ii) authorizing PacifiCare to withhold shares of Common Stock from fully vested shares of Common Stock otherwise issuable to Employee as a result of the vesting of any Non-Deferred Shares, having a fair market value, determined as of the date of withholding, not in excess of the amount of such tax obligation; or (iii) delivering to PacifiCare owned and unencumbered shares of Common Stock having a fair market value, determined as of the date of delivery, not in excess of such tax obligation. A share withholding election shall be deemed made when written notice of such election, signed by Employee, has been delivered or transmitted to the Secretary or Chief Financial Officer of PacifiCare at its then principal office. Delivery of such notice shall constitute an irrevocable election to have shares withheld.

Section 5.6 - Titles

        Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7 - Inconsistency between Agreement and Plan

        In the event of any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

Section 5.8 - Choice of Law

        This Agreement shall be construed and enforced in accordance with the laws of the State of California.

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